Exhibit 5.1

February 13, 2026

Profusa, Inc.

626 Bancroft Way, Suite A

Berkeley, CA 94710

Ladies and Gentlemen:

We have acted as special securities counsel to Profusa, Inc., a Delaware corporation (the “Company”), in connection with its preparation of a Registration Statement on Form S-1, as amended from time to time (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on February 13, 2026, related to the proposed public offering of up to (i) 5,102,040 units (the “Units”), consisting of (x) 5,102,040 shares (collectively, the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (y) warrants (collectively, the “Warrants”) to purchase up to 10,204,080 shares of Common Stock (collectively, the “Warrant Shares”); and (ii) 5,102,040 pre-funded units (the “Pre-Funded Units”), in lieu of the Units that would otherwise result in a purchaser’s ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of outstanding shares of Common Stock, consisting of (x) pre-funded warrants (collectively, the “Pre-Funded Warrants”) to purchase up to 5,102,040 shares of Common Stock (collectively, the “Pre-Funded Warrant Shares”) and (y) Warrants to purchase up to 10,204,080 Warrant Shares. The Units, the Shares, the Warrants, the Warrant Shares, the Pre-Funded Units, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities.”

The Securities will be offered and sold pursuant to the Registration Statement, one or more securities purchase agreements (the “Purchase Agreements”) by and among the Company and certain purchasers identified on the signature pages thereto (collectively, the “Investors”), and a placement agency agreement (the “Placement Agency Agreement”) by and between the Company and Maxim Group, LLC, which will use its reasonable best efforts to solicit offers to purchase the Securities (the “Placement Agent”). As noted in the Registration Statement, for each Pre-Funded Unit sold, the number of Units sold will be decreased on a one-for-one basis.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Company’s certificate of incorporation, as amended, and bylaws, each as currently in effect; (ii) certain resolutions of the Company’s board of directors relating to the issuance and sale of the Securities; (iii) the form of Purchase Agreement; (iv) the form of Placement Agency Agreement; (v) the form of Warrant (vi) the form of Pre-Funded Warrant; (vii) the form of warrant agency agreement between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agency Agreement”); (viii) the Registration Statement; and (ix) such other proceedings, documents, and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, and the conformity with the originals of all documents, certificates, and instruments submitted to us as copies. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Based upon, subject to and limited by the foregoing we are of the opinion that following (i) execution and delivery by the Company, the Placement Agent, Continental Stock Transfer & Trust Company and of each of the Investors of the Purchase Agreements, the Placement Agency Agreement, the Warrant Agency Agreement, and of each of the Warrants and the Pre-Funded Warrants, as applicable, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the terms of the Purchase Agreements, the Warrant Agency Agreement and the Placement Agency Agreement, as applicable, and (iv) receipt by the Company of the applicable consideration for the Securities:

(i) each of the Units and the Pre-Funded Units will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreements and the Placement Agency Agreement, and in accordance with and in the manner described in the Registration Statement, each of the Units and Pre-Funded Units will be validly issued, fully paid and non-assessable;

(ii) the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreements and the Placement Agency Agreement, and in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable shares of Common Stock;

(iii) provided that each of the Warrants and the Pre-Funded Warrants has been duly executed and delivered by the Company against payment therefor pursuant to their respective terms, and pursuant to the Purchase Agreements, the Warrant Agency Agreement and the Placement Agency Agreement, as applicable, such Warrants and Pre-Funded Warrants, when each sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms; and

(iv) each of the Warrant Shares and the Pre-Funded Warrant Shares issuable upon payment to the Company of the required consideration, when issued and sold by the Company and paid for in accordance with the terms of the Purchase Agreements, the Warrant Agency Agreement and the Placement Agency Agreement, the Warrants and the Pre-Funded Warrants, as applicable, as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock.

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP